                                  EXHIBIT 11.1


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                       Three Months Ended
                                              -------------------------------------
                                                   March 31,         March 31,
                                                     1999              1998
                                              -------------------------------------
Net income (in thousands)                       $        726       $      1,960
                                              =====================================

Weighted average common shares outstanding         9,874,613         10,397,714
                                              =====================================
Basic income per share                          $       0.07       $       0.19
                                              =====================================
Dilutive effect of options and warrants
outstanding under treasury-stock method              285,020          1,325,296
                                              =====================================
                                                  10,159,633         11,723,010
                                              =====================================
Diluted income per share                        $       0.07       $       0.17
                                              =====================================
